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                                                                      EXHIBIT 21

                                GLOBALSTAR, L.P.

     As of March 17, 2003 active subsidiaries, all 100% owned directly or indirectly (except as noted below) consist of the following:

GLOBALSTAR CAPITAL CORPORATION.....................  DELAWARE
GLOBAL TRAK PTY. LTD. .............................  AUSTRALIA
GLOBALSTAR SERVICES COMPANY, INC. .................  DELAWARE
GLOBALSTAR CORPORATION.............................  DELAWARE
GLOBALSTAR (MAURITIUS).............................  MAURITIUS
GLOBALSTAR, L.L.C. ................................  DELAWARE
GLOBALSTAR INTERNATIONAL SERVICES LTD. ............  HUNGARY
STONESTREET HOLDING N.V. ..........................  NETHERLANDS ANTILLES
GLOBALSTAR HOLDINGS LTD. ..........................  CYPRUS
GLOBALSTAR SATELLITE SERVICES, INC. ...............  DELAWARE
GLOBALSTAR JAPAN K.K. .............................  JAPAN
ATSS CANADA, INC. .................................  DELAWARE
GLOBALSTAR EUROPE SATELLITE SERVICES, LTD. ........  IRELAND
GLOBALSTAR EUROPE S.A.R.L. ........................  FRANCE
MOBILE SATELLITE SERVICES, B.V. ...................  NETHERLANDS
GLOBALSTAR CARIBBEAN, LTD. ........................  CAYMAN ISLANDS
GLOBALSTAR USA, LLC................................  DELAWARE
GLOBALSTAR REPUBLICA DOMINICANA, S.A. .............  DOMINICAN REPUBLIC
ATSS/LORAL NETHERLANDS, B.V.(50.1%)................  NETHERLANDS
GLOBALSTAR CANADA SATELLITE CO.(50.1%).............  CANADA